EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         In the Registration Statement (Form S-8 No. 333-______) pertaining to the Amended and Restated 1997 Incentive Compensation Plan of Inforte Corp., we consent to the incorporation of our report dated January 20, 2000, with respect to the financial statements and schedule of Inforte Corp. included in the Registration Statement (Form S-1 No. 333-92325) and related Prospectus of Inforte Corporation filed with the Securities and Exchange Commission for the sale of its common stock.


                             /s/ Ernst & Young LLP
                             Ernst & Young LLP

Chicago, Illinois
February 17, 2000